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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of The Panda Project, Inc. dated January 27, 2000 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  January 27, 2000


                           ANGELO, GORDON & CO., L.P.

                           By:      AG Partners, L.P.
                                    General Partner


                                    By:      /S/ MICHAEL L. GORDON
                                             -----------------------------------
                                             Michael L. Gordon
                                             General Partner

                           JOHN M. ANGELO


                           /S/ JOHN M. ANGELO
                           -----------------------------------------------------


                           MICHAEL L. GORDON


                           /S/ MICHAEL L. GORDON
                           -----------------------------------------------------